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                                                                    EXHIBIT (B)

                            NATIXIS FUNDS TRUST II
                           SECTION 906 CERTIFICATION

   In connection with the report on Form N-CSR for the period ended
December 31, 2007 for the Registrant (the "Report"), the undersigned each hereby certifies to the best of his knowledge, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

   1. the Report complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and

   2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Natixis Funds Trust II                   Natixis Funds Trust II

By:   /s/ John T. Hailer                 By:   /s/ Michael C. Kardok
      ---------------------------------        --------------------------------
      John T. Hailer                           Michael C. Kardok
      President and Chief Executive            Treasurer
      Officer

Date: February 21, 2008                  Date: February 21, 2008

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Natixis Funds Trust II, and will be retained by the Natixis Funds Trust II and furnished to the Securities and Exchange Commission or its staff upon request.